UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLSSSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Culp, Inc.
(Exact name of Issuer as specified in its charter,

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North Carolina (State or other jurisdiction of incorporation or organization)	56-1001967 (I.R.S. Employer Identification No.)
410 W. English Rd 5th Floor High Point, North Carolina (Address of principal executive offices)	27262 (Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common stock, par value $0.05 per share	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Culp, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.05 per share (the “Common Stock”), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Common Stock on the NYSE to cease at the close of trading on or about March 5, 2026, and that trading will begin on Nasdaq at market open on or about March 6, 2026.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock included in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 27, 2025 (File No. 001-12597), filed with the Securities and Exchange Commission on July 11, 2025, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CULP, INC.

Date March 5, 2026 By: /s/ Justin M. Grow

Justin M. Grow

VP, General Counsel & Corporate Secretary